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                                                           EXHIBIT 1.A.(5)(b)(6)
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[LOGO] MERRILL   Merrill Lynch Life Insurance Company                                                              LITTLE ROCK,
         LYNCH                                                                                                         ARKANSAS
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                                CHANGE OF INSURED RIDER

                                This rider gives the owner the right to change the insured under this policy once each policy year as of a policy processing date.

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REQUIREMENTS FOR                We will change the insured under this policy if:
CHANGE                          -        We are satisfied that under our rules the new insured qualifies in a standard underwriting class for the face amount of insurance determined below.
                                -        This policy is in force and there is no assignment on file with us.
                                -        There is an insurable interest between the owner of this policy and the new insured.
                                -        The attained ages as of the effective date of change of the original and new insureds are not less than the minimum nor more than the maximum ages shown in Policy Schedule 2.
                                -        The new insured was born prior to the policy date of this policy.
                                -        The new insured is alive on the effective date of change.
                                -        The new Guaranteed Period is not less than the minimum period for which we would then issue this policy based on the attained age of the new insured as of the effective date of change.
                                -        Any policy does debt is repaid before the change goes into effect.
                                -        There has been no other change of insured under this policy during the current policy year.

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REQUESTING A CHANGE             The owner and the new insured must provide us with satisfactory notice at our Service Center and evidence of insurability for the new insured which is acceptable to us.  If the request for change is approved by us, insurance on the new insured will take effect on the policy processing date on or next following the date of approval if the new insured is then living.  This is the EFFECTIVE
                                DATE OF CHANGE.
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MCIRFP87         SPECIMEN
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POLICY AFTER CHANGE             As of the effective date of change this policy will be changed as follows:
                                -        The issue age for the new insured will be the new insured's age as of the birthday nearest the policy date.
                                -        The guaranteed maximum cost of insurance rates will be those in effect on the policy date for a person with the same issue age, sex, and underwriting class as the new insured.
                                -        The Variable Insurance Amount will reflect the change of insured.
                                -        The guaranteed benefits will change as follows:
                                         (1)     We determine the fixed base of this policy as of the effective date of change immediately before the change.
                                         (2)     We subtract from (1) the change of insured charge. This is the fixed base of this policy as of the effective date of change immediately after the change.
                                         (3)     If the amount in (2) is positive, you must specify either the face amount or
                                                 Guarantee Period, but not both.
                                                 (a)      If you specify the face amount, we will solve for a new Guarantee Period.
                                                          Any excess of the amount required to increase the Guarantee Period to the whole of life will be applied as a net single premium for the whole of life to increase the new face amount.
                                                 (b)      If you specify the Guarantee Period, we will solve for a new face amount.
                                         (4)     If the amount in (2) is not positive, you must specify the face amount.  There will be no Guarantee Period.

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NOTICE                          If the change takes effect, we will send the owner:
                                         -       A confirmation that we have changed the insured under this policy; and
                                         -       New Policy Schedule pages reflecting the changes above.

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                                This rider is part of the policy to which it's attached.

                                /s/  BARRY G. SKOLNICK            /s/  THOMAS H. PATRICK
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                                Barry G. Skolnick                 Thomas H. Patrick
                                   Secretary                        President
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MCIRFP87         SPECIMEN
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                                POLICY SCHEDULE 2
                                 (CONTINUED)

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Policy Riders,                  Change of Insured Rider
if any                                   -       Minimum attained age of either insured is 21.
                                         -       Maximum attained age of either insured is 75.


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SCH2         SPECIMEN             3                            POLICY SCHEDULE 2